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                                     SCHEDULE 13G

CUSIP NO. 913483 10 3                                            Page 10 of 10

                               JOINT FILING AGREEMENT

     JOINT FILING AGREEMENT made as of this 21st day of April, 1998, by and among GEOFFREY NIXON, MISSION PARTNERS, L.P., LIBERTY NOMINEES LIMITED, HORIZON OFFSHORE, LTD. and M PARTNERS, L.P.

                               W I T N E S S E T H :

     WHEREAS, GEOFFREY NIXON, MISSION PARTNERS, L.P., LIBERTY NOMINEES LIMITED, HORIZON OFFSHORE, LTD. and M PARTNERS, L.P. collectively beneficially own more than five (5%) percent of the issued and outstanding common stock, $.01 par value, of UNIVERSAL ELECTRONICS, INC. ("UE Common Stock"), a Delaware corporation and have previously filed a Schedule 13D with the Securities and Exchange Commission ("SEC"); and

     WHEREAS, the parties desire to convert their Schedule 13D to a Schedule 13G and to file a Schedule 13G with the SEC,

     NOW, THEREFORE, the parties agree as follows:

     1. GEOFFREY NIXON, MISSION PARTNERS, L.P., LIBERTY NOMINEES LIMITED, HORIZON OFFSHORE, LTD. and M PARTNERS, L.P. hereby agree to jointly file a
Schedule 13G with the SEC regarding the beneficial ownership of UE Common Stock and to file any and all amendments and supplements thereto.

     2. This Agreement contains the entire agreement among the parties concerning the subject matter hereof and may not be amended, modified or changed except pursuant to a written instrument signed by all parties.

     IN WITNESS WHEREOF, the parties have signed this Agreement the day and year first above written.

                                             HORIZON OFFSHORE, LTD.

/s/ Geoffrey Nixon                           By: /s/ Geoffrey Nixon
----------------------------                    -------------------------------
GEOFFREY NIXON                                       Geoffrey Nixon, Director


MISSION PARTNERS, L.P.                       M PARTNERS, L.P.
By: MCM Associates, Ltd., General Partner    By: MCM Associates, Ltd.,
                                             Investment Manager

By:/s/ Geoffrey Nixon                        By: /s/ Geoffrey Nixon
   ----------------------------                  ------------------------------
       Geoffrey Nixon, President                     Geoffrey Nixon, President


LIBERTY NOMINEES LIMITED
By: MCM Associates, Ltd., Investment Manager

By:/s/ Geoffrey Nixon
   ----------------------------
       Geoffrey Nixon, President